Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Offer to Purchase All Outstanding Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

Actel Corporation, a California corporation

at

$20.88 NET PER SHARE

Pursuant to the Offer to Purchase dated October 4, 2010

by

Artful Acquisition Corp., a California corporation

a wholly owned subsidiary of

Microsemi Corporation, a Delaware corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON NOVEMBER 1, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, $0.001 par value per share, of Actel Corporation, a California corporation (“Seller”), together with the associated preferred stock purchase rights issued in connection with and subject to the Preferred Stock Rights Agreement, dated as of October 17, 2003, between Seller and Wells Fargo Bank, N.A., as amended (which preferred stock purchase rights together with the shares of common stock are hereinafter collectively referred to as “Company Shares”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (866) 734-9952 (fax)	Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Company Shares (“Share Certificates”) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Artful Acquisition Corp., a California corporation and a wholly owned subsidiary of Microsemi Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated October 4, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of Company Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Company Shares and Share Certificate No(s): (if available)

☐ Check here if Company Shares will be tendered by book entry transfer.

DTC Account Number:

Dated: , 2010

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.
(Daytime telephone number)

Signature(s):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) guarantees that the above named person(s) “own(s)” the Company Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that the tender of Company Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates representing the Company Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Company Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message, together with any other documents required by the Letter of Transmittal, all within three (3) NASDAQ Global Market trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND SHARE CERTIFICATES FOR COMPANY SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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